Exhibit 10.1

FORM OF SPONSOR AGREEMENT

THIS SPONSOR AGREEMENT (the “Agreement”) is dated as of                      between ProShare Capital Management LLC, a Maryland limited liability corporation (“Sponsor”) and ProShares Trust II, a statutory trust organized organized under the laws of Delaware (the “Trust”), both for itself and on behalf of each of its currently operating series (each, a “Fund” and collectively, the “Funds”).

1.	The Trust and the Funds. The Trust and each of the Funds may be deemed commodity pools for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”) and the applicable regulations of the Commodity Futures Trading Commission (the “CFTC”). Each of the Funds is sponsored by the Sponsor, a commodity pool operator and commodity trading advisor registered under the Commodity Exchange Act. Neither the Trust nor any Fund is an investment company under the Investment Company Act of 1940 and neither is required to register thereunder. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940 and is not required to register thereunder.

2.	Appointment. The Trust hereby appoints Sponsor as commodity trading advisor for the Funds, with full power to supervise and direct the investment of the assets of the Funds as set forth herein. Sponsor hereby accepts such appointment and agrees to render services on the terms and conditions set forth in this Agreement.

3.	Investment Direction. Sponsor will manage the Funds in accordance with Sponsor’s best judgment and consistent with the Funds’ investment objectives and investment strategies outlined in the Funds’ prospectus and registration statement on Form S-1.

4.	Reporting; Record Keeping. Sponsor shall advise the Trust, at such times as the Trust may specify, of any Fund investments made and the reasons for making a particular investment. Sponsor will be available at reasonable times to discuss the management of the Funds with the Trust or its designee. Any written reports supplied by Sponsor to the Trust discussing Fund management are intended solely for the benefit of the Trust and the Funds, and the Trust agrees that it will not disseminate such reports to any other party (other than the Funds’ service providers) without the prior consent of Sponsor, except as may be required by applicable law. Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as commodity pool operator and commodity trading advisor of the Funds.

5.	Other Accounts. The Trust understands and acknowledges that Sponsor may perform commodity trading advisory services for various persons other than the Funds. The Funds acknowledge that Sponsor may give advice and take action concerning other investing pools that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Funds. Except to the extent necessary to perform Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

6.	Fees and Expenses. The Trust, on behalf of each Fund, shall pay Sponsor fees for its services as Sponsor hereunder and reimburse expenses of Sponsor as determined by Sponsor and the Trust, on behalf of each Fund, from time to time, all as set forth in the registration statements or reports of the Trust publicly available on the EDGAR system of the Securities and Exchange Commission (“EDGAR filings”). The Sponsor and the Trust, on behalf of each fund, agree that material changes to the fee payment and expense reimbursement structure shall not become effective prior to 30 days after such changes are described in one or more EDGAR filings.

7.	Representations; Indemnification. The Trust represents and warrants that: (a) it has been duly organized and is validly existing under the law of the state of its organization, (b) it is duly authorized to execute, deliver and perform this Agreement and has taken all action necessary to authorize its execution, delivery and performance, including the obtaining of any necessary governmental consents, (c) the execution, delivery and performance of this Agreement, including the Investment Guidelines, does not and will not conflict with or violate any provision of law, rule, regulation, governing document of the Trust, contract, deed of trust, or other instrument to which the Trust is a party or to which any of the Trust or Funds’ property is subject, (d) this Agreement is a valid and binding obligation enforceable against the Trust in accordance with its terms (subject to applicable insolvency or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application) and (e) each Fund will be comprised of assets that are owned by each such Fund as principal, and will not be subject to either (i) the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act, or (ii) any lien, security interest or other similar encumbrance (other than in favor of the Clearing FCM or the CME clearinghouse). The Trust shall hold Sponsor harmless from any liabilities, damages or expenses, including attorney’s fees, incurred by Sponsor for any actions taken by Sponsor acting in reasonable reliance upon such representations.

8.	CFTC Registration. Sponsor represents and warrants that it is registered with the CFTC as a commodity pool operator and a commodity trading advisor.

9.	Liability. Sponsor will be liable for losses to the Funds that are the direct result of Sponsor’s bad faith, gross negligence, willful or reckless misconduct or breach of the express terms of this Agreement. Except as set forth in the foregoing sentence, neither Sponsor nor its officers, employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Funds. Sponsor shall not be responsible for any special, indirect or consequential damages, or any loss incurred by reason of any act or omission, by the Funds or any broker, dealer, futures commission merchant or custodian used hereunder or any authorized representative of the foregoing. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights that the Trust or the Funds may have under the federal securities laws or other applicable law.

10.	Tax Filings. Except as described in EDGAR filings, Sponsor will not be responsible for making any tax credit or similar claim or any legal filing on the Trust’s or Funds’ behalf.

11.

Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of New York; provided, however, that in the event that any law of the State of New York shall require that the laws of another state or jurisdiction be applied in any proceeding, such New York law shall be superseded by this paragraph, and the remaining laws of the State of New York shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

12.	Termination. This Agreement may be terminated at any time by either party upon 30 days’ prior written notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

13.	Assignment. Neither party shall assign this Agreement without the written consent of the other party.

14.	License to Use Marks. The Trust has been granted, pursuant to separate agreement, a no-fee license to use all service marks or trademarks which the Sponsor or its affiliates have or may register for use in connection with financial services.

15.	Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.

Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

16.	Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

17.	Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

18.	Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

19.	Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PROSHARES TRUST II

Louis M. Mayberg President

PROSHARE CAPITAL MANAGEMENT LLC

Michael L. Sapir Chief Executive Officer